Exhibit 10.6

DEL MONTE FOODS COMPANY

ASSISTANT SECRETARY’S CERTIFICATE

I, Maryann Bodayle, Assistant Secretary of Del Monte Foods Company, a Delaware corporation (the “Company”), hereby certify that:

1. Attached as Exhibit A hereto is a true and correct copy of the resolutions duly adopted on November 24, 2010, at a meeting of the Company’s Board of Directors at which a quorum was present and acting throughout, and that such resolutions have not been amended, modified, rescinded or superseded and remain in full force and effect.

IN WITNESS WHEREOF, I have caused this Assistant Secretary’s Certificate to be duly executed on this 28th day of February, 2011.

/s/ Maryann Bodayle
Name: Maryann Bodayle
Title: Assistant Secretary

EXHIBIT A

Resolutions of the Board of Directors of Del Monte Foods Company Approved on November 24, 2010

The following resolution was approved by the Board of Directors of Del Monte Foods Company (the “Company”) on November 24, 2010:

WHEREAS, the Company maintains or is a party to certain plans, arrangements or agreements, pursuant to which the Company has obligations to make payments to Company employees if such employees become subject to an excise tax imposed by Internal Revenue Code (the “Code”) Section 4999 (the “Gross-Up Arrangements”); and

WHEREAS, the Company desires to clarify that the Gross-Up Arrangements shall apply to the full excise tax imposed by Code Section 4999 with respect to all payments subject to such excise tax, whether in the form of equity, cash or otherwise, and to clarify the provisions of certain limitations on the Company’s obligations under the Gross-Up Arrangements.

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby clarifies and approves any amendments to any Gross-Up Arrangements to the extent necessary to clarify, that (1) the Gross- Up Arrangements shall apply to the full excise tax imposed by Code Section 4999 with respect to all “parachute payments” (as defined in Code Section 280G) (“Payments”) that become subject to such excise tax for any reason, whether in the form of equity, cash or otherwise, and (2) to the extent that an existing Gross-Up Arrangement contains a provision limiting the gross-up payment in the event that an affected payment does not equal or exceed 105% of the Capped Amount (or similar provision), then in the event the total amount of Payments does not equal or exceed 105% of the Capped Amount, no gross-up payment shall be made, and instead the total amount of Payments shall be either (i) limited to the Capped Amount or (ii) provided in full, whichever of (i) or (ii) place the employee in the better after-tax position. The “Capped Amount” means three (3) times the employee’s “base amount” (as defined in Code Section 280G), minus one dollar ($1).